UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2007

BAUSCH & LOMB INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-4105	16-0345235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bausch & Lomb Place, Rochester, NY	14604-2701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 338.6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 29, 2007, the Company entered into an agreement with Stephen C. McCluski regarding his previously announced transition into his role as Senior Vice President — Corporate Strategy and retirement from the Company.  Under the agreement, and as previously announced, Mr. McCluski’s responsibilities as Senior Vice President and Chief Financial Officer ceased on March 19, 2007.  He remained an employee and executive officer in his most recent corporate strategy role through June 30, 2007, providing input on certain strategic corporate issues.  From July 1, 2007 through January 4, 2008, Mr. McCluski will serve as a consultant to the Company, providing services of an advisory nature, primarily focusing on strategic corporate issues and business development, and performing other services as requested by the chief executive officer.  For his services, the Company will pay Mr. McCluski a monthly consulting fee of $150,000, but he will not be eligible to participate in Company employee benefit programs.

Mr. McCluski will receive severance payments in an amount equal to his $415,200 base salary, which will be paid in bi-weekly installments over the 12-month period after his consulting arrangement ends, and a lump sum severance payment of $415,200 to be paid in January 2008.  Subject to Company performance, Mr. McCluski is eligible to receive a bonus under the Company’s Annual Incentive Compensation Plan (“AICP”), pro rated for the period he worked from January 1, 2007 through June 30, 2007.  Subject to Company performance, he is also eligible to receive his target AICP bonus (75% of his pre-retirement base salary) for 2008; however, if a change of control occurs prior to the payment of the 2008 target bonus, the amount will be paid regardless of Company performance.  Mr. McCluski will not be eligible to receive an award under the Long-Term Incentive Plan for 2006 or 2007.  Until June 30, 2007, Mr. McCluski was eligible to vest in stock options granted under the Company’s 2003 Long-Term Incentive Plan (“2003 LTIP”), subject to other conditions of vesting.  One-third of the stock options granted to him on January 31, 2005 were accelerated to vest on June 30, 2007.  Although other options cannot vest after June 30, 2007, Mr. McCluski will be able to exercise vested options in accordance with the terms of the plans under which they were granted.  Mr. McCluski is fully vested in the Company’s Steady Growth Plan, Benefits Restoration Plan and Supplemental Executive Retirement Plan III.  In addition, his vesting in Company stock awarded under the Long-Term Equity Equivalent Accumulation Plan has been accelerated to June 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH & LOMB INCORPORATED

/s/ Robert B. Stiles
Robert B. Stiles
Senior Vice President and General Counsel

Date: July 3, 2007